As filed with the Securities and Exchange Commission on January 31, 2020

Registration No. 333-235549

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	2834	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fahd Riaz, Esq. Emilio Ragosa, Esq. DLA Piper LLP (US) One Liberty Place 1650 Market Street, Suite 5000 Philadelphia, Pennsylvania 19103 (215) 656-3316	Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-235549) is solely to file Exhibits 5.1, 23.1 and 23.2 and to update the Index to Exhibits. Accordingly, a preliminary prospectus has been omitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$1,792
FINRA Filing Fee	$2,570
Legal Fees and Expenses	$580,000
Accounting Fees and Expenses	$75,000
Miscellaneous	$50,638
Total	$710,000
Item 14.	Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.

Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.

We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.

Item 15.	Recent Sales of Unregistered Securities

No unregistered securities have been issued since January 1, 2016.

Item 16.	Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

2.1++
Agreement and Plan of Merger and Reorganization, dated November 23, 2018, by and among Edge Therapeutics, Inc., PDS Biotechnology Corporation and Echos Merger Sub, Inc. (included as Annex A-1 to the Company’s Registration Statement on Form S-4/A on February 15, 2019, and incorporated by reference herein).

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated January 24, 2019, by and among Edge Therapeutics, Inc., PDS Biotechnology Corporation and Echos Merger Sub, Inc. (included as Annex A-2 to the Company’s Registration Statement on Form S-4/A on February 15, 2019, and incorporated by reference herein).

2.3
Form of Support Agreement, by and among, Edge Therapeutics, Inc., PDS Biotechnology Corporation and certain of PDS Biotechnology Corporation’s directors, officers and stockholders (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K on November 26, 2018, and incorporated by reference herein).

2.4
Form of Support Agreement, by and among, Edge Therapeutics Inc., PDS Biotechnology Corporation and certain of Edge Therapeutics, Inc.’s directors and officers (filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K on November 26, 2018, and incorporated by reference herein).

3.1
Eighth Amended and Restated Certificate of Incorporation of PDS Biotechnology Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on October 6, 2015, and incorporated by reference herein).

3.2	Second Amended and Restated Bylaws of PDS Biotechnology Corporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on October 6, 2015, and incorporated by reference herein).

3.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on March 18, 2019, and incorporated by reference herein).

3.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K on March 18, 2019, and incorporated by reference herein).

4.1	Form of Certificate of Common Stock (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A on September 21, 2015, and incorporated by reference herein).

4.2
Warrant Agreement, dated as of August 28, 2014, by and between Edge Therapeutics, Inc. and Hercules Technology Growth Capital, Inc. (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

4.3
Investors’ Rights Agreement, dated as of April 6, 2015, by and among the Company and the Investors named therein (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

4.4
Registration Rights Agreement, dated July 29, 2019, by and among the Company and Aspire Capital Fund, LLC (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on July 30, 2019, and incorporated by reference herein).

5.1	Opinion of DLA Piper LLP (US).

Exhibit Number	Exhibit Description
10.1+
Employment Agreement, dated October 11, 2018, by and between PDS Biotechnology Corporation and Frank K. Bedu-Addo (filed as Exhibit 10.19 to the Company’s Registration Statement on Form S-4 on December 21, 2018, and incorporated by reference herein).

10.2+
Consulting Services Agreement, dated December 15, 2014, by and between PDS Biotechnology Corporation and Gregory Freitag (filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-4 on December 21, 2018, and incorporated by reference herein).

10.3+
Consulting Services Agreement, dated December 15, 2014, by and between PDS Biotechnology Corporation and DeLyle Bloomquist (filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-4 on December 21, 2018, and incorporated by reference herein).

10.4+
Offer Letter, dated September 21, 2018, by and between PDS Biotechnology Corporation and Lauren Wood, MD. (filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-4 on December 21, 2018, and incorporated by reference herein).

10.5+
Consulting Services Agreement, dated March 26, 2015, by and between PDS Biotechnology Corporation and Gregory Conn (filed as Exhibit 10.23 to the Company’s Registration Statement on Form S-4 on December 21, 2018, and incorporated by reference herein).

10.6
Clinical Trial Collaboration and Supply Agreement, dated May 19, 2017, by and between PDS Biotechnology Corporation and MSD International GmbH (filed as Exhibit 10.24 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.7
Patent License Agreement, dated January 5, 2015, by and between PDS Biotechnology Corporation and National Institutes of Health, as amended by First Amendment, dated August 5, 2015 (filed as Exhibit 10.25 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.8
Cost Reimbursement Agreement, dated November 1, 2015, by and between PDS Biotechnology Corporation and University of Kentucky Research Foundation (filed as Exhibit 10.26 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.9
Cost Reimbursement Agreement, dated November 1, 2015, by and between PDS Biotechnology Corporation and University of Kentucky Research Foundation (filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.10
Public Health Service Cooperative Research & Development Agreement for Intramural-PHS Clinical Research, dated effective as of February 2, 2015, by and between the National Cancer Institute and PDS Biotechnology Corporation (filed as Exhibit 10.28 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.11
DOTAP Chloride Enantiomer License Agreement effective November 1, 2008, between Merck Eprova AG and PDS Biotechnology Corporation (filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-4/A on January 25, 2019, and incorporated by reference herein).

10.12+
Employment Agreement, effective June 1, 2019, by and between PDS Biotechnology Corporation and Gregory Conn (filed as Exhibit 10.12 to the Company’s Quarterly Report on Form 10-Q on August 1, 2019, and incorporated by reference herein).

Exhibit Number	Exhibit Description
10.13**
Licensing Agreement by and between Evonik Corporation (as successor in interest to SurModics Pharmaceuticals, Inc.) and Edge Therapeutics, Inc., dated as of October 20, 2010 (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

10.14**
Amendment No. 1 to the License Agreement, effective as of September 21, 2015, by and between Edge Therapeutics, Inc. and Evonik Corporation (filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1/A on September 21, 2015, and incorporated by reference herein).

10.15**
Amended and Restated Master Formulation Development Agreement, by and between Edge Therapeutics, Inc. and Oakwood Laboratories LLC, dated as of June 30, 2017 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on August 1, 2017, and incorporated by reference herein).

10.16**
Manufacturing and Supply Agreement, by and between Edge Therapeutics, Inc. and Oakwood Laboratories LLC., dated as of June 20, 2017 (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on August 1, 2017, and incorporated by reference herein).

10.17+
PDS Biotechnology 2010 Equity Incentive Plan, and forms of agreement thereunder (filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A on September 21, 2015, and incorporated by reference herein).

10.18+
Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.19+
Form of PDS Biotechnology Corporation Executive Stock Option Agreement (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.20+	Form of PDS Biotechnology Corporation Employee Stock Option Agreement (filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.21+	PDS Biotechnology Corporation 2009 Stock Option Plan, as amended (filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.22+	PDS Biotechnology Corporation 2018 Stock Incentive Plan (filed as Exhibit 99.2 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.23+
Form of PDS Biotechnology Corporation Option Agreement for 2009 Stock Option Plan, as amended (filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.24+
Form of PDS Biotechnology Corporation Option Agreement for 2018 Stock Incentive Plan (filed as Exhibit 99.4 to the Company’s Registration Statement on Form S-8 on June 4, 2019, and incorporated by reference herein).

10.25+	PDS Biotechnology Corporation 2019 Inducement Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 20, 2019, and incorporated by reference herein).

Exhibit Number	Exhibit Description
10.26+
Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Inducement Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on June 20, 2019, and incorporated by reference herein).

10.27+
Second Amended and Restated Executive Employment Agreement by and between Brian A. Leuthner and Edge Therapeutics, Inc., dated as of June 10, 2015 (filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

10.28+
Amended and Restated Executive Employment Agreement by and between Herbert J. Faleck and Edge Therapeutics, Inc., dated as of August 11, 2015 (filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

10.29+
Executive Employment Agreement by and between W. Bradford Middlekauff and Edge Therapeutics, Inc., dated as of October 30, 2015 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on November 5, 2015, and incorporated by reference herein).

10.30+
Employment Agreement by and between Alyssa Wyant and Edge Therapeutics, Inc., dated as of February 21, 2017 (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K on March 2, 2017, and incorporated by reference herein).

10.31+
Executive Employment Agreement by and between Andrew Saik and Edge Therapeutics, Inc., dated as of October 31, 2017 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on November 1, 2017, and incorporated by reference herein).

10.32+	Form of Indemnification Agreement for officers and directors (filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 on August 14, 2015, and incorporated by reference herein).

10.33
Lease dated February 8, 2016, between The Connell Company and Edge Therapeutics, Inc. (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q on May 3, 2016, and incorporated by reference herein).

10.34+
Offer Letter, dated February 1, 2019, by and between PDS Biotechnology Corporation and Lauren Wood, MD. (filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q on August 1, 2019, and incorporated by reference herein).

10.35
Common Stock Purchase Agreement, dated July 29, 2019, by and among the Company and Aspire Capital Fund, LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 30, 2019, and incorporated by reference herein).

23.1	Consent of KPMG, independent auditor for PDS Biotechnology Corporation.

23.2	Consent of Haynie and Company, independent auditor for private PDS Biotechnology Corporation.

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney.
+	Indicates management contract or compensatory plan.
++	The schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.
*	Previously filed.
**	Confidential Treatment has been granted with respect to certain portions of this Exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Princeton, State of New Jersey, on January 31, 2020.

PDS Biotechnology Corporation

By:	/s/ Frank Bedu-Addo
Name:	Frank Bedu-Addo
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Frank Bedu-Addo	President, Chief Executive Officer and Director (Principal Executive Officer)	January 31, 2020
Frank Bedu-Addo

/s/ Andrew Saik	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 31, 2020
Andrew Saik

/s/ *	Director	January 31, 2020
Sir Richard Sykes

/s/ *	Director	January 31, 2020
De Lyle W. Bloomquist

/s/ *	Director	January 31, 2020
Gregory Freitag

/s/ *	Director	January 31, 2020
Stephen Glover

*	/s/ Andrew Saik	Attorney-in-Fact
Andrew Saik